EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

ST. LOUIS (February 27, 2024) - Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today reported its financial results for the quarter and year ended December 31, 2023.

Financial Highlights

For the quarter ended December 31, 2023:

•Revenues decreased 5% to $221 million from $233 million in the fourth quarter of 2022;
•Net income decreased 12% to $23.2 million, compared to $26.5 million in the fourth quarter of 2022;
•GAAP earnings per share results on a fully diluted basis decreased 12% to $0.65 from $0.74 in the fourth quarter of 2022;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis decreased 13% to $0.99 from $1.14 in the fourth quarter of 2022; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) decreased 14% to $46.7 million from $54.3 million in the fourth quarter of 2022.

For the year ended December 31, 2023:

•Revenues slightly increased to $907 million from $905 million in 2022;
•Net income decreased 5% to $98.9 million from $104.4 million in 2022;
•GAAP earnings per share results on a fully diluted basis decreased 5% to $2.76 from $2.90 in 2022;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis decreased 8% to $3.95 from $4.28 in 2022; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) decreased 7% to $190.7 million from $205.8 million in 2022.

“Solid fourth quarter bookings have us positioned for a return to growth, particularly in the second half of 2024,” said Tom Hogan, President and CEO. “Perficient’s enterprise customers value our global depth and breadth and the recent addition of the SMEDIX team now enables us to replicate in Europe what we’ve built already in North America, Latin America, and India.”

Other Highlights

Among other recent achievements, Perficient:

•In January, completed the acquisition of SMEDIX, Inc., a healthcare and life sciences software engineering company with established operations located in Cluj-Napoca, Romania;
•Enhanced its Envision Online digital transformation platform to introduce a broader spectrum of business tools that cater to the evolving needs of modern enterprises;
•Announced that nine Perficient colleagues have been named Sitecore 2024 Most Valuable Professionals for demonstrating advanced knowledge of the Sitecore platform and sharing their knowledge and expertise with the global Sitecore community;
•Expanded its Electrifying the Future of Automotive initiative to support 13 Formula SAE and Formula Student teams from notable universities across the U.S., Mexico, and Germany as they build the next generation of formula-style race cars;
•Announced that effective March 1, 2024, Jeffrey S. Davis will transition from Executive Chairman of the Company to non-executive Chairman of the Board of Directors;
•Extended its partnership with the St. Louis Cardinals of Major League Baseball to further drive brand awareness and strengthen its client relationships in the St. Louis region and beyond;

•Launched the Perficient LiveWell Employee Resource Group, a global community of Perficient colleagues passionate about health and wellness that supports colleagues in achieving better overall well-being;
•Received the 2023-2024 Coveo Relevance Accelerator Award, recognizing Perficient’s deep knowledge and technical expertise, ability to understand clients’ business challenges, and consistency in delivering value-driven business outcomes;
•Was named a Major Player in the “IDC MarketScape: Worldwide Experience Build Services” and the “IDC MarketScape: Worldwide Experience Design Services” 2023-2024 Vendor Assessments, acknowledging the scope of Perficient’s capabilities and its global network of industry and innovation centers; and
•Was recognized in Forrester’s “AI Services Landscape, Q1 2024” report as a service provider with a geographic focus across three regions and an industry focus in pharmaceutical and medical equipment, transportation, and financial services.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its first quarter 2024 revenue to be in the range of $212 million to $218 million. First quarter GAAP earnings per share is expected to be in the range of $0.31 to $0.35. First quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.74 to $0.79.

Perficient is providing its full year 2024 revenue guidance in the range of $925 million to $965 million, 2024 GAAP earnings per share guidance in the range of $2.64 to $2.77 and 2024 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) guidance in the range of $4.05 to $4.20.

Conference Call Details

Perficient will host a conference call regarding fourth quarter and full year 2023 financial results today, February 27, 2024, at 8:00 a.m. Eastern.

Analysts and investors who wish to ask questions during the Q&A session can register for the call on https://register.vevent.com/register/BI062768281333498a8f48fd6448ea733d. Registrants will receive confirmation with dial-in details.

A live webcast of the event can be accessed on https://perficient.gcs-web.com/events/event-details/q4-2023-perficient-earnings-conference-call. A replay of the webcast will be available on https://perficient.gcs-web.com/ starting approximately two hours after the event and will be archived on the site for one year.

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2024. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K and other securities filings, and the following:

(1)the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)the impact of the general economy and economic and political uncertainty on our business;
(3)risks associated with potential changes to U.S. and foreign laws, regulations, and policies;
(4)risks associated with the operation of our business generally, including:
a. client demand for our services and solutions;
b. effectively competing in a highly competitive market;
c. risks from international operations including fluctuations in exchange rates;
d. adapting to changes in technologies and offerings;
e. ongoing transition of our executive leadership team;
f. obtaining favorable pricing to reflect services provided;
g. risk of loss of one or more significant software vendors;
h. maintaining a balance of our supply of skills and resources with client demand;
i. changes to immigration policies;
j. protecting our clients’ and our data and information;
k. changes to tax levels, audits, investigations, tax laws or their interpretation;
l. making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; and
m. maintaining effective internal controls;
(5)risks associated with managing growth organically and through acquisitions;
(6)risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(7)legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(8)the risks detailed from time to time within our filings with the Securities and Exchange Commission (the “SEC”).

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Services excluding reimbursable expenses	$216,496	$228,806	$892,920	$893,050
Reimbursable expenses	3,483	2,874	11,272	9,371
Total services	219,979	231,680	904,192	902,421
Software and hardware	811	919	2,349	2,641
Total revenues	220,790	232,599	906,541	905,062

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	138,439	138,419	564,586	543,060
Stock compensation	2,680	2,588	9,892	9,643
Total cost of revenues	141,119	141,007	574,478	552,703

Selling, general and administrative	35,698	39,831	152,175	156,197
Stock compensation	4,651	3,913	18,380	14,931
Total selling, general and administrative	40,349	43,744	170,555	171,128

Depreciation	2,245	2,285	8,968	8,518
Amortization	4,260	6,454	20,632	24,518
Acquisition costs	362	1,145	826	3,653
Adjustment to fair value of contingent consideration	37	618	(6,438)	267
Income from operations	32,418	37,346	137,520	144,275

Net interest (income) expense	(431)	846	363	3,154
Net other (income) expense	(22)	(246)	676	160
Income before income taxes	32,871	36,746	136,481	140,961
Provision for income taxes	9,696	10,287	37,548	36,569

Net income	$23,175	$26,459	$98,933	$104,392

Basic net income per share	$0.68	$0.78	$2.91	$3.08
Diluted net income per share	$0.65	$0.74	$2.76	$2.90
Shares used in computing basic net income per share	34,075	33,856	33,992	33,869
Shares used in computing diluted net income per share	36,714	36,636	36,711	36,731

Net income used in computing diluted net income per share	$23,713	$27,008	$101,146	$106,653

Perficient, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash, cash equivalents and restricted cash	$128,886	$30,130
Accounts receivable, net	178,998	202,298
Prepaid expenses	5,638	6,432
Other current assets	12,431	16,756
Total current assets	325,953	255,616
Property and equipment, net	11,996	17,970
Operating lease right-of-use assets	21,786	27,088
Goodwill	581,387	565,161
Intangible assets, net	71,118	88,937
Other non-current assets	52,364	41,116
Total assets	$1,064,604	$995,888

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,688	$24,351
Other current liabilities	59,784	104,780
Total current liabilities	78,472	129,131
Long-term debt, net	396,874	394,587
Operating lease liabilities	16,446	18,528
Other non-current liabilities	42,189	43,515
Total liabilities	$533,981	$585,761
Stockholders’ equity:
Preferred stock	$—	$—
Common stock	53	53
Additional paid-in capital	432,160	403,866
Accumulated other comprehensive loss	(5,461)	(17,519)
Treasury stock	(373,325)	(354,536)
Retained earnings	477,196	378,263
Total stockholders’ equity	530,623	410,127
Total liabilities and stockholders’ equity	$1,064,604	$995,888

Perficient, Inc.
Consolidated Statements of Cash Flow
(in thousands)

	Year Ended December 31,
	2023	2022
Net income	$98,933	$104,392
Adjustments to reconcile net income to net cash provided by operations	42,441	51,484
Changes in operating assets and liabilities, net of business acquisitions	1,593	(37,808)
Net cash provided by operating activities	142,967	118,068
Net cash used in investing activities	(5,581)	(81,750)
Net cash used in financing activities	(39,669)	(29,078)
Effect of exchange rate on cash, cash equivalents and restricted cash	1,039	(1,520)
Change in cash, cash equivalents and restricted cash	98,756	5,720
Cash, cash equivalents and restricted cash at beginning of period	30,130	24,410
Cash, cash equivalents and restricted cash at end of period	$128,886	$30,130

See the Company's Form 10-K for the full consolidated statements of cash flows.

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before income taxes, interest, depreciation, amortization, acquisition costs, adjustment to fair value of contingent consideration, stock compensation and the impact of other infrequent or unusual transactions), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Issuance Costs
On November 9, 2021, Perficient issued $380.0 million aggregate principal amount of 0.125% Convertible Senior Notes due 2026, and on August 14, 2020, Perficient issued $230.0 million aggregate principal amount of 1.250% Convertible Senior Notes due 2025 (the “2026 Notes,” and “2025 Notes,” respectively, and collectively, the “Notes”) in private placements to qualified institutional purchasers. Issuance costs attributable to the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of Perficient’s business performance.

Foreign Exchange Loss (Gain)
Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in net other expense (income) in our consolidated statements of operations. As our operations expand into countries outside of the United States, foreign exchange gains and losses have and will become increasingly material. Perficient believes that excluding these gains and losses from its non-GAAP financial measures is useful to investors because foreign exchange gains and losses will vary as the underlying currencies fluctuate, which makes it difficult to compare current and historical results.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Business Optimization
Perficient incurs severance costs for business optimization, which are not part of an ongoing written or substantive plan, and are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these expenses are infrequent causing comparison of current and historical financial results to be difficult.

Dilution Offset from Convertible Note Hedge Transactions
It is Perficient’s current intent to settle conversions of the Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. Perficient excludes the shares that are issuable upon conversions of the Notes because Perficient expects that the dilution from such shares will be offset by the convertible note hedge transactions entered into in November 2021 and August 2020 in connection with the issuance of the Notes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP Net Income	$23,175	$26,459	$98,933	$104,392
Adjustments:
Provision for income taxes	9,696	10,287	37,548	36,569
Amortization	4,260	6,454	20,632	24,518
Acquisition costs	362	1,145	826	3,653
Adjustment to fair value of contingent consideration	37	618	(6,438)	267
Amortization of debt issuance costs	631	609	2,501	2,431
Foreign exchange (gain) loss and other	(10)	(230)	707	197
Stock compensation	7,331	6,501	28,272	24,574
Business optimization (1)	—	—	922	—
Adjusted Net Income Before Tax	45,482	51,843	183,903	196,601
Adjusted income tax (2)	11,598	12,961	48,550	49,917
Adjusted Net Income	$33,884	$38,882	$135,353	$146,684

GAAP Earnings Per Share (diluted)	$0.65	$0.74	$2.76	$2.90
Adjusted Earnings Per Share (diluted)	$0.99	$1.14	$3.95	$4.28

Shares used in computing GAAP Earnings Per Share (diluted)	36,714	36,636	36,711	36,731
Dilution offset from convertible note hedge transactions	(2,430)	(2,395)	(2,430)	(2,422)
Shares used in computing Adjusted Earnings Per Share (diluted)	34,284	34,241	34,281	34,309

Net income used in computing GAAP Earnings Per Share (diluted)	$23,713	$27,008	$101,146	$106,653

(1)Business optimization includes $0.7 million of severance costs related to billable resources and $0.2 million of severance costs related to non-billable resources for the twelve months ended December 31, 2023.
(2)The estimated adjusted effective tax rate of 25.5% and 25.0% for the three months ended December 31, 2023 and 2022, respectively, and 26.4% and 25.4% for the year ended December 31, 2023 and 2022, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP Net Income	$23,175	$26,459	$98,933	$104,392
Adjustments:
Provision for income taxes	9,696	10,287	37,548	36,569
Net interest (income) expense	(431)	846	363	3,154
Net other (income) expense	(22)	(246)	676	160
Depreciation	2,245	2,285	8,968	8,518
Amortization	4,260	6,454	20,632	24,518
Acquisition costs	362	1,145	826	3,653
Adjustment to fair value of contingent consideration	37	618	(6,438)	267
Stock compensation	7,331	6,501	28,272	24,574
Business optimization (1)	—	—	922	—
Adjusted EBITDA (2)	$46,653	$54,349	$190,702	$205,805

(1)Business optimization includes $0.7 million of severance costs related to billable resources and $0.2 million of severance costs related to non-billable resources for the twelve months ended December 31, 2023.
(2)Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

	Q1 2024		Full Year 2024
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.31	$0.35	$2.64	$2.77
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.56	0.57	1.76	1.77
Tax effect of reconciling items	(0.13)	(0.13)	(0.35)	(0.34)
Adjusted EPS	$0.74	$0.79	$4.05	$4.20

(1)Non-GAAP adjustment represents the impact of amortization expense, acquisition costs, adjustments to fair value of contingent consideration, amortization of debt issuance costs, foreign exchange gains and losses and stock compensation, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Perficient currently expects its Q1 2024 and full year 2024 GAAP effective income tax rate to be approximately 29% and 28%, respectively. Perficient currently expects its Q1 2024 and full year 2024 estimated adjusted effective income tax rate to be approximately 26%. Perficient’s estimates of GAAP and adjusted fully diluted shares for 2024 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions, changes in share price and the potential impact from the conditional conversion features of our debt.

(in millions)	Q1 2024	Full Year 2024
GAAP Fully Diluted Shares	36.9	36.9
Non-GAAP adjustment (2):
Dilution offset from convertible note hedge transactions	(2.4)	(2.4)
Adjusted Fully Diluted Shares	34.5	34.5

(2)Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that shares relating to the principal amount of our convertible notes will be paid in cash and any excess will be offset by the convertible note hedge transactions entered into in August 2020 and November 2021.